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Forest Labs

August 2012

Executive Summary

1 Forest has developed one of the best pipelines in the biopharma industry and continues to gain momentum in advancing our valuable late-stage pipeline

2 Forest is poised to deliver strong returns to shareholders

3 Forest’s primary care-focused strategy has created strong operating leverage

4 Forest manages SG&A prudently, but making broad cutbacks at this important juncture would be reckless and could destroy the potential value of our late-stage pipeline.

5 Forest’s Board is well-equipped to drive the development of our valuable portfolio

6 Forest remains committed to strong corporate governance and has recently enhanced its corporate governance and compensation policies

7 Icahn’s Nominees are not well-suited to serve on Forest’s Board. Glass Lewis supported all of Forest’s nominees

1 Advancing Our Valuable Late-Stage Pipeline

Nine New Products to Launch 2008-2013

- Over the last nine years, Forest has developed a robust pipeline of nine key products
  - These "Next Nine" products are evidence of Forest management's success in creating a sustainable pharma business

Product	Indication	Salesforce Focus	Acquisition / License	Launch Date	Recent Changes
Recent Launches					
BYSTOLIC	Hypertension	PCP / Cardiologist	2006	2008	1Q13 Sales up 38.2% yoy
SAVELLA	Fibromyalgia	PCP / Rheumatologist	2004	2009	1Q13 Sales up 3.5% yoy
2011 Launches					
TEFLARO	cSSSI & CABP	Infectious Diseases	2007	1Q11	1Q13 Sales up 19% qoq
DALIRESP	COPD	PCP / Pulmonologist	2009	3Q11	1Q13 Sales up 35.9% qoq
VIIBRYD	Depression	PCP / Psychiatrist	2011	3Q11	1Q13 Sales up 50.2% qoq
2012 Launches					
TUDORZA	COPD	PCP / Pulmonologist	2006	4Q12	Approved July 2012
linaclotide	IBS-C/CC	PCP / Gastroenterologist	2007	4Q12	Approval expected 3Q12
2013 Launches					
levomilnacipran	Depression	PCP / Psychiatrist	2008	2013	Completed Phase III
cariprazine	Schizophrenia/ Bipolar Mania	PCP / Psychiatrist	2004	2013	Completed Phase III

"Simple analysis supports significant pipeline value: A key element of our Buy thesis has been our view that the evolution of FRX's pipeline has not been fully appreciated, and that this could change as investors revisit FRX in the wake of the Lexapro patent cliff and as numerous pipeline catalysts hit in 2012."

– Gregg Gilbert, Bank of America Merrill Lynch, 6/8/12

3

1 Advancing Our Valuable Late-Stage Pipeline

Forest Has Made Substantial R&D Progress in the Last Year

	aclidinium	linaclotide	cariprazine	levomilnacipran
Status:	Approved July 2012; brand name – TUDORZA	NDA filed; Approval expected 3Q12	Postive Phase III program complete; NDA to be filed in 2012	Postive Phase III program complete; NDA to be filed in 2012
Median Peak Sales Analyst Estimates:	$325MM (Monotherapy) / Combination product would be larger	$1.2Bn	$500MM	$300MM
Selling Features:	▪ Bronchodilator that provides sustained improvements in lung function ▪ Differentiated proprietary inhaler	▪ First in class mechanism (guanylate cyclase-C agonist) for adults with IBS-C(1) and Chronic Constipation ▪ Reduction of pain and increased bowel movements in trials	▪ Demonstrated efficacy in clinical trials ▪ Potential to have lower side effect profile on EPS symptoms and weight gain	▪ Differentiated mechanism of action ▪ Phase III program included patients with severe MDD (1)
Potential Benefits to Forest:	▪ Treatment option for a broad COPD(1) patient population ▪ Sales force and research synergies with DALIRESP ▪ Combination product, in Phase III, raises sales potential to $600MM+	▪ Blockbuster product potential: As many as 13MM may suffer from IBS-C(1) and 35MM with CC(1) ▪ Strong overlap with PCP efforts ▪ Opportunity to convert OTC to Rx in IBS-C(1) and CC(1)	▪ Targets large $20Bn anti-psychotic market ▪ Potential in multiple disease states ▪ Leverages existing psychiatry field force	▪ Strong overlap with VIIBRYD promotion ▪ Expands product portfolio in depression

"…[W]e can't ignore FRX has been crushing it on the development side, and is flush with product launches to drive growth, cash to reload, and durable IP. We don't see launches like the old days but linaclotide is as exciting an opp'y as Spec Pharma gets."

– Corey Davis, Jefferies, 4/18/2012

Note
1. COPD- Chronic Obstructive Pulmonary Disease; IBS-C- Irritable Bowel Syndrome Constipation Predominant; CC- Chronic Constipation; EPS; Extrapyramidal Symptoms; MDD-Major Depressive Disorder

4

1Advancing Our Valuable Late-Stage Pipeline

Forest in FY2018: Sustainable Cash Flow Business

Forest’s pipeline and portfolio of growing marketed products demonstrate successful execution of long-term strategy

ISS does not explain reason for reversal in their assessment of Forest’s pipeline given further progress made since last year’s annual meeting

Product portfolio and pipeline are diversified across therapeutic areas while still leveraging PCP-centric promotion efforts

Geographic expansion in Canada, Europe, and Latin America (planned) lessens dependence and exposure to U.S. reimbursement environment and reduces patent cliffs

$3.2Bn in cash and significant borrowing capacity combine with a track record of success in business development to offer potential to expand portfolio through further licensing and M&A

Committed to responsible transactions, not “swinging for the fences”

Transaction decisions are driven by due diligence and internal rate of return analysis

“Forest’s strong balance sheet, robust cash flow and leverageable commercial platform should provide the company with the ability to grow revenues at an attractive rate after the loss of Lexapro and Namenda.”

– William Tanner, Lazard, 6/11/12

1 Advancing Our Valuable Late-Stage Pipeline

Forest “Next-Nine” Products Have Patents that Extend into the Next Decade

Forest’s pipeline and portfolio of growing commercialized products offer patent protections ranging from 2020 to 2029

Patents represented have opportunity to be expanded or lengthened

In addition, beyond the “Next-Nine,” Forest expects to launch six new products currently in its development pipeline by 2017

Product Patent Expiration Year(1)

DALIRESP 2020

BYSTOLIC 2021

TEFLARO 2022

VIIBRYD 2022

TUDORZA 2024

levomilnacipran 2026

linaclotide 2026

cariprazine 2027

SAVELLA 2029

Note

1. Patent expiry for the latest expiring patent listed in FDA’s Orange Book, including patent term extension (PTE) already granted or application filed. PTE for TUDORZA, linaclotide, levomilnacipran, and cariprazine calculated based on current forecasts regarding NDA submission and NDA approval

2 Poised to Deliver Strong Returns to Shareholders

Forest Projects $6Bn in Revenues by FY2018

We project revenues of over $4.7 billion by FY 2015, exceeding our peak revenues achieved in FY 2012 while Lexapro was patent protected

We also project revenue to be over $4.7 billion by FY 2016 despite the loss of exclusivity of Namenda

We expect to grow our revenue to $6.0 billion by FY 2018

This revenue growth, combined with our substantial operating leverage, will allow us to generate approximately 28% pre-tax margins by FY 2018 Forest’s internal projections are based upon a combination of rigorous market research with payors and providers, and data-driven analysis of prescribing patterns and utilization trends

Revenue Growth (1)

FY 2012A to FY 2018E

$Bn 8.0

6.0 4.0 2.0 0.0

6.0

4.6 >4.7 >4.7

FY 2012A FY 2015E FY 2016E FY 2018E

FY 2012A Pre-Tax Margin: 28.2%

FY 2018E Pre-Tax Margin: 28.0%

“…[I]n our view, the Company has been publicly forthcoming regarding its future plans, which largely entail building a broader drug portfolio rather than focusing on one or two main drugs.” Glass Lewis Report, 8/1/2012, page 13-14

Note

1. Based on internal Company forward-looking estimates; assumes receipt of product approvals and currently projected product performance. Does not include any future business development activities.

❷ Poised to Deliver Strong Returns to Shareholders

Forest in FY2018: Diversified and Balanced Product Portfolio Drives Growth

- New products will significantly diversify Forest's revenue mix and generate a return to growth post the FY2012 loss of exclusivity of LEXAPRO
  - Top line sales growth goals of approximately **15% CAGR** ('13 -'18); adjusted EPS growth goals of approximately **50% CAGR** ('13 -'18)
- Product portfolio in 2018 has lower single product concentration and strong exposure to multiple therapeutic areas

FY2012A Revenue by Product


BYSTOLIC
SAVELLA
TEFLARO
DALIRESP
VIIBRYD
NAMENDA
Other
LEXAPRO

FY12 Revenue: $4.6Bn
FY12 Pre Tax Margin: 28.2%

FY2018E Revenue By Product [1]


NAMENDA XR
LEXAPRO
BYSTOLIC Franchise (2)
Other
SAVELLA
TEFLARO Franchise (2)
levomilnacipran
DALIRESP
linaclotide
VIIBRYD
TUDORZA Franchise (2)
cariprazine

FY18 Revenue Goal: >$6Bn
FY18 Pre Tax Margin Goal: ~28%

> ***"We estimate that by F2019, FRX's new product launches and late stage pipeline have the potential to generate sales of $4B+ which could more than offset Lexapro and Namenda sales lost to generic competition. The bottom line is that FRX has many potential shots on goal to increase its earnings potential with a full pipeline, large cash balance and no debt."***
>
> ***– Louise Chen, Auriga, 4/26/12***

Notes
1. Based on internal Company forward-looking estimates. Assumes receipt of product approvals and successful product performance
2. Includes combination product

8

2 Poised to Deliver Strong Returns to Shareholders

Analysts Project that Forest’s Revenue in FY2018 Will Exceed FY2012 Levels

Research analysts underestimate our revenues by missing various components of our portfolio

For example some analysts, such as Lazard and Baird, do not include all of our current pipeline portfolio such as cariprazine and levomilnacipran – products we expect will be launched by 2014 Other analysts, such as Sanford Bernstein, do not include high-value life-cycle programs (Bystolic / valsartan, Tudorza / formoterol, Namenda XR, and Teflaro / avibactam), many of which help enhance our strong franchises Few analysts include the three novel products that we advanced into Phase III development in FY2012 (ceftazidime / avibactam, azimilide, and Tudorza-formoterol), all of which are expected to be launched between 2015 – 2017 Also initiated the Phase III Bystolic-valsartan program in January 2012

Despite this conservatism, seven out of the ten analysts who provide FY 2018 projections have Forest FY 2018 revenue in excess of $4.6 billion, and Credit Suisse projects $6.0 billion, which is in-line with internal estimates

Revenue Variance by Analyst (1)

FY2018

$Bn 7.0 6.0 5.0 4.0 3.0 2.0 1.0 0.0

6.0 6.0

5.1 5.0

4.9 4.9 4.7 4.7

4.3

3.6

3.2

FRX CS Jefferies Cantor Leerink Cow en UBS Suntrust Bernstein Lazard Baird

FY12 Revenues: $4.6 Billion

Source: Wall Street Research

Note

1. Based on internal Company forward-looking estimates; assumes receipt of product approvals and currently projected product performance. Does not include any future business development activities.

2 Poised to Deliver Strong Returns to Shareholders

Forest Consistently Achieves or Exceeds Analyst Expectations for Product Revenue

Analysts have historically underestimated Forest’s revenue potential

Lexapro, Bystolic and Namenda have all significantly exceeded analysts’ initial estimates of sales levels at launch, and we believe that we will continue to surpass market expectations on our products

The first six months after launch are the hardest to predict

Establishing physician acceptance of a product is of paramount importance vs. quarterly sales

In the most recent quarter, we met or exceeded median analyst estimates on our marketed “Next Nine” products and continue to be on track to achieve our full year revenue guidance for these products

These products are on the growth trajectory required to meet our sales goal of $6.0 billion in FY 2018 (1)

Mr. Icahn and Mr. Ende have purposely underestimated our revenue potential

Mr. Icahn and Mr. Ende fail to include all of our “Next Nine” and exclude combination products and lifecycle extensions when assessing the strength of our pipeline They base their calculations on generalized industry standards rather than considering the unique attributes of Forest’s products Using Mr. Icahn and Mr. Ende’s methodology, Lexapro would have been a $849 million (2) peak sales product vs. actual peak sales of $2.3 billion (3) in FY 2011. Similarly, linaclotide is assumed to have average peak sales of $458 million (4) vs. median analyst estimate peak sales of $1.2 billion

Historical Product Revenue Estimates vs. Actual

$Bn 2.50

2.00 1.50 1.00 0.50 0.00

2.13 1.75

1.39

0.65

0.30 0.35

Lexapro Namenda Bystolic

Median Analyst Projections at Time of Launch FY 2012 Sales

Median Analyst Revenue Estimates vs. Actual Performance

1Q FY 2013

$MM 120

90 60 30 0

108 103

32 37

26 27

16 18

10 9

Bystolic Viibryd Savella Daliresp Teflaro

Consensus Actual

Notes

Mr. Icahn also attempts to create an issue with respect to our earnings revision for a recent quarter, but the change was the result of an unprecedented price war among the generic competitors. The fact that our stock price was generally stable both before and after the revision seems to indicate that our investors also understood these facts

1. Based on internal Company forward-looking estimates; assumes receipt of product approvals and currently projected product performance. Does not include any future business development activities.

2. Assumes Lexapro is classified as a neuropharmacologic product

3. Company filings, 10-K

4. Assumes linaclotide peak sales are based on average of all other drugs, excluding antineoplastic, neuropharmacologic, endocrine, analgestic, anti-infective, and cardiology therapeutic classes

2 Poised to Deliver Strong Returns to Shareholders

Forest Has Consistently Exceeded Its Revenue and Earnings Guidance

Forest has consistently exceeded financial guidance

We have beaten both revenue and earnings guidance in each of the last five years

While individual product performance may have varied, our aggregate portfolio performance has exceeded our revenue targets

Our focus on a disciplined approach to spending has consistently allowed us to exceed our earnings guidance

Revenue Guidance vs. Actual Performance

$Bn 6.00

5.00 4.00 3.00 2.00 1.00 0.00

4.40 4.42 4.59 4.19 4.50 3.92 4.10 3.72 3.84 3.80

FY08 FY09 FY10 FY11 FY12

Guidance (1) Actual

EPS Guidance vs. Actual Performance

$/share 6.00

5.00 4.00 3.00 2.00 1.00 0.00

4.25 4.43

3.88 3.40 3.56 3.40 3.46 3.45 3.51 3.70

FY08 FY09 FY10 FY11 FY12

Guidance (1) Actual

Source: Company filings and earnings transcripts

Note

1. Represents midpoint of guidance range.

2 Poised to Deliver Strong Returns to Shareholders

Analyst Support for Forest’s Long-Range Plan

“We rate FRX Outperform for several reasons including: (1) the underappreciated blockbuster potential of FRX’s aclidinium and aclidinium/formoterol franchise based on increasingly positive feedback from MEDACorp clinical and regulatory KOLs; (2) potential for sustained double-digit average sales growth through fiscal 2020 driven by seven new U.S. product launches; (3) considerable financial flexibility to execute accretive M&A transactions; and (4) FRX’s overall scarcity value following an unprecedented Phase III hit rate which should allow for up to seven out of seven new product approvals/launches in just 3-4 years…”

– Seamus Fernandez, Leerink Swann, 5/31/2012

“We believe management has been very consistent about its strategy and goals, which we believe are more than reasonable”

– Ken Cacclatore, Cowen, 6/21/12

“We continue to view FRX as a multi-faceted, product overhaul story post Lexapro cliff, and importantly not all products need to work in order for the story to work.”

– Catherine Arnold, Credit Suisse, 7/17/2012

“Our $41 price objective for FRX assumes the stock can trade at approximately 24x our C2013 estimate of $1.71. […] We believe our DCF analysis is based on reasonable assumptions, including: (1) stable share for Namenda until generics launch in C2015, (2) exclusivity for Namenda XR through F2020 (represents a middle ground scenario), (3) continued share growth for Viibryd, Bystolic, and Daliresp, (4) approval and launch of linaclotide and aclidinium in F2013, and (5) approval and launch of cariprazine in F2015.”

– Gregg Gilbert, Bank of America Merrill Lynch, 4/17/2012

Evolution of Median Share Price Target

Last Two Years

$

40 35 30

Growth of Median Share Price Target = 18.5%

Jun-10 Dec-10 Jun-11 Dec-11 Jun-12

Median Analyst Share Price Target

2 Poised to Deliver Strong Returns to Shareholders

Investor Confidence In Forest’s Ability to Manage Patent Cliffs

Patent cliffs are a known and understood phenomenon in the pharmaceutical industry — by-products of commercial success Management has planned for these events for the last nine years with a focus on building a sustainable business post LEXAPRO and NAMENDA loss of exclusivity Investors’ belief in a company’s ability to execute is seen in performance leading up to key product loss of exclusivity — Forest’s performance is better than its peers, despite losing a product that was a greater percent of its revenue than any of its peers Ability to retain premium P/E multiple demonstrates investor confidence in future earnings potential and management / Board of Directors leadership Contrary to ISS’ focus on our stock price today versus record high, we believe that focus should be on Forest team’s plan to deliver substantial and sustained returns to investors

Stock Price Performance Pre-Key Product LOE (2)

Prior Three Years

80% 60% 40% 20% 0%

62%

22%

14%

4%

Peer Median: 13.7%

FRX stock has performed best even with steepest patent cliff

FRX PFE LLY AZN

Product

% Rev in 55% 16% 22% 15%

FY Prior

to LOE

P/E Performance Relative to Business Peers (1)

CY2013

30x 20x 10x 0x

25x

13x

12x 11x

11x 10x 10x 7x

5x

Peer Median: 10.6x

FRX SHP LLY MRK GSK PFE NOVN AZN WCRX

2013 P/E Peer Median

% Change in Stock Price over Three Years Leading up to LOE

Peer Median

“Forest has built a meaningful portfolio of new growth drivers that should leverage Forest’s strong position in the U.S. market.”

– David Risinger, Morgan Stanley, 6/21/2012

Notes

1. As of June 30, 2012

2. Examines LOE of the following key products by company: Forest, Lexapro (2012); Pfizer, Lipitor (2011); Eli Lilly, Zyprexa (2011); AstraZeneca, Nexium (EU, 2010)

3 Focus on PCPs Generates Operating Leverage

PCPs Are an Increasingly Important Part of the Healthcare Landscape

PCPs generate the significant majority of prescriptions across multiple product classes

PCPs currently write 65% of all prescriptions, a number that is expected to increase under the new healthcare law PCPs see over 50% of the naïve to market and new to brand patients across multiple therapeutic classes

The Affordable Care Act, with its focus on preventative medicine, will increase the role of PCPs as the gatekeepers to healthcare, therefore increasing the number of prescriptions they write

Percent of Patients Treated by PCPs

(%) 80.0

60.0 40.0 20.0 0.0

67.6 63.8

56.1 54.3

59.8 59.5

61.7 61.4

Hypertension Depression Alzheimer COPD

Naïve to Market

New to Brand

“The track record in development and regulatory is exemplary, the company is executing well, and in our view the level of spending is mainly reflective of the kinds of products its contrarian, primary-care strategy is built upon.”

– Thomas J. Russo, Baird, 7/19/2012

Source: IMS Custom Patient Study 2012

3 Focus on PCPs Generates Operating Leverage

Product Portfolio Targets Therapeutic Areas Commonly Treated by PCPs

Our product portfolio is carefully tailored to the areas that PCPs treat

Forest currently markets products in six of the eight most common therapeutic areas for which PCPs frequently prescribe medicine

In addition to the operating leverage Forest derives from cross-promoting products across multiple therapeutic areas to PCPs, Forest also derives significant synergies from having deep franchises in specific therapeutic areas

For example, in 2012, a Forest sales representative calling on a physician treating COPD can promote both Daliresp and Tudorza and, in a few years, will also be able to promote Tudorza / formoterol

Icahn’s suggestion to “focus in a few key therapeutic categories” may decrease operating costs, but would lead to decreased revenue and contribution from any divested assets, likely more than offsetting any cost reductions

Primary Care Physician Focus

/ /

XR /

Focused on Six Common Therapeutic Areas PCPs Treat

3 Focus on PCPs Generates Operating Leverage

Forest’s Powerful PCP-Centric Business Model

Eight out of Forest “Next Nine” products are promoted to Primary Care Physicians

These products are strategically focused on six of the eight most common therapeutic areas that PCPs treat: Central Nervous System (CNS), Cardiovascular, Infectious Disease, GI, Pain, and Respiratory

Forest enjoys significant operating leverage from cross-promoting multiple products to PCPs

80% of PCPs visited are targets for two products 55% of PCPs visited are targets for three Forest products 87% of expected linaclotide prescribers are already targeted by current promotion efforts Forest sales rep details per call, a measure of how many products are promoted in each physician visit, have increased from 1.87 in FY07 to 2.43 in FY12

ISS analysis completely ignores benefits of primary care-focused strategy

Forest Promotes Multiple Product To The Same Physician

SSRI (CNS)

Beta blocker (Cardiovascular)

COPD (Respiratory)

55% 3 Forest Products 80% 2 Forest Products

87% of linaclotide PCP prescribing universe are already targeted by current promotion efforts

4 Prudent SG&A Management

Broad Cutbacks at This Important Juncture Could Threaten Value Potential of Late-Stage Portfolio

Forest is committed to prudent investment in its product portfolio while maximizing the potential of its product launches

There is no potential to relaunch a product and physicians’ initial experiences drive future adoption

While currently investing in establishing these important products, we are confident in our goal of SG&A as 35% (1) of FY 2018 revenues

Icahn’s cost cutting story changed over time after realizing that cutting SG&A at this critical juncture could destroy value

Icahn initially claimed that “SG&A efficiencies could increase EBITDA by almost $500MM” (2) , but later revised his story to say that he is actually focused on G&A (3) G&A spending at Forest, in aggregate, is significantly lower than $500MM and even cutting this spend to zero would not generate the savings Icahn claims

ISS accepts Icahn’s misleading data on efficiencies despite our demonstrated commitment to prudent investment and achievement of very strong operating leverage through our product life cycles

From FY 2003 to FY 2012 the number of actively promoted products doubled while the sales force only expanded 56%, and revenues increased 109% SG&A expense per actively marketed product has been declining in recent years

Actively Promoted Products Doubled While Sales Force Expanded Only 56%

Last Ten Years

7,500 6,000 4,500 3,000 1,500 0

8

7

6 6 6

5 5 5

4 4 4 3,004 2,706 2,410 2,409 2,395 2,399 2,400 2,362 2,363 2,148 1,931

10 8 6 4 2 0

FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13(4)

Sales Force

Number of Promoted Products

SG&A Expenses Per Actively Promoted Product Decreasing

Last Ten Years

$MM 375

300 225 150 75 0

316

262 251 222 199 206 207 200 192 179 148

FY03 FY04 FY05 FY06 FY07 FY08 FY09 FY10 FY11 FY12 FY13

SG&A / Promoted Products

Source: Company filings

Notes

1. Excluding Ironwood profit split

2. July 17, 2012 presentation, pg. 47

3. July 30, 2012 presentation, pg. 2

4. In FY2013, Forest engaged a 298-person contract sales force to support the launches of Tudorza and linaclotide. No further sales force expansion is anticipated this year or for the launches of levomilnacipran and cariprazine, anticipated for next year

4 Prudent SG&A Management

Sales Productivity Measures Are Higher Than Those of Peers

We believe sales per employee is the most appropriate metric to measure the productivity of our organization and demonstrates the strength of our business model and strategy Generic and Generic Branded companies like Teva and Valeant used by Mr. Icahn in his analysis are not comparable to Forest

They do not require intensive marketing efforts or sell products that are promotionally responsive In effect, they are not sales force models, thus skewing a fair comparison

Other specialty pharma companies, such as those chosen by Mr. Icahn (e.g. Allergan, Endo), have differing business models, which target specialists and have smaller sales forces – a comparison with Forest is misleading Forest, as compared to its true business peers who promote proprietary branded products to a broad physician audience, generates sales per employee significantly above the peer median

FY2011 Sales / Employee

$000s 1,200

800 400 0

1,102

830 784 754 545 602 606 432 489 460

Peer Median: $602

FRX NOVN GSK MRK AZN LLY PFE CEPH SHP WCRX

FY2012 Sales / Employee

$000s

1,500

1,000

500

0

1,240

801 812 650 754 559 587 638 438 480

Peer Median: $638

FRX GSK NOVN MRK AZN LLY PFE CEPH SHP WCRX

Source: Company filings

Note: Fiscal year for peers refers to most recent fiscal year.

5 Board is Well-Equipped to Guide Forest

Forest Has Recently Added Five Highly Qualified Independent Directors

Forest’s Board has an effective balance of continuing leadership and new perspectives with three new independent directors added in 2011 and 50% new independent directors since 2006

Christopher J. Coughlin

Joined: 2011

Serves as lead independent director on Board of Dun & Bradstreet; member of the Board Affairs (governance) and Compensation and Benefits Committees; past member of the Audit Committee Serves on Board of Covidien as Chair of Compliance Committee Executive Vice President and CFO of Tyco International from 2005 to 2010 CFO of Pharmacia Corp from 1998 until its acquisition by Pfizer in 2003

Gerald M. Lieberman

Joined: 2011

Served as President and COO of AllianceBernstein from 2004 to 2009

Helped develop AllianceBernstein’s global integrated platform and enhance corporate governance and financial transparency

Former director at Computershare Former director at AllianceBernstein

Worked at Fidelity Investments from 1993 to 1998, including as CFO and Chief of Administration

Brenton L. Saunders

Joined: 2011

CEO of Bausch + Lomb and director since 2010 Served as a senior executive with Schering-Plough from 2003 to 2010

Served as Head of Integration for Schering-Plough’s merger with Merck and for its $16bn acquisition of Organon BioSciences

Partner and Head of the Compliance Business Advisory Group at PwC from 2000 to 2003 Serves on Boards of ElectroCore and the Overlook Hospital Foundation

Peter J. Zimetbaum, M.D.

Joined: 2009

Director of Clinical Cardiology at Beth Israel Deaconess Medical Center in Boston Associate Professor of Medicine at Harvard Medical School

Nesli Basgoz, M.D.

Joined: 2006

Associate Chief for Clinical Affairs, Division of Infectious Diseases at Massachusetts General Hospital Associate Professor at Harvard Medical School

“Forest’s management team brought on three new independent directors to the Board last year that we believe [were] well received by investors.” – Gary Nachman, Susquehanna, 6/21/2012

5 Board is Well-Equipped to Guide Forest

CEO / CFO / COO Experience

Christopher Coughlin

Former EVP and CFO of Tyco International CFO of Pharmacia EVP and President of Nabisco International

Kenneth Goodman

Previous President and COO of Forest Laboratories Former CFO of Forest Laboratories

Gerald Lieberman

Previous President and COO of AllianceBernstein Former CFO at Fidelity Investments

Lawrence Olanoff, M.D., Ph.D.

Previous COO of Forest

Brenton Saunders

Current CEO of Bausch + Lomb

Howard Solomon

Current CEO of Forest Laboratories

Medical Background

Nesli Basgoz, M.D.

Associate Chief for Clinical Affairs, Division of Infectious Diseases at MGH Associate Professor of Medicine at Harvard Medical School

Lawrence Olanoff, M.D., Ph.D.

Former Vice President-Clinical Research and Development at Sandoz Pharmaceutical Corporation Former Vice President-Clinical Development and Medical Affairs at Upjohn

Lester Salans, M.D.

Clinical Professor of Internal Medicine at Mount Sinai Medical School Former Dean of Faculty of Medicine at Mount Sinai Medical School

Peter Zimetbaum, M.D.

Director of Clinical Cardiology at Beth Israel Deaconess Medical Center in Boston (BIDMC) Associate Professor of Medicine at Harvard Medical School

Accounting & Legal Expertise

Christopher Coughlin

Former practicing CPA Former CFO at Tyco International and Pharmacia

Dan Goldwasser

Former partner at Vedder Price (law firm) Former member of the AICPA’s Auditing Standards Board Previous Co-Chairman of the National Conference of Lawyers and Certified Public Accountants Previous Chairman of the ABA’s Business Law Section’s Committee on Law and Accounting Former faculty of Columbia Law School

Kenneth Goodman

Senior financial officer at Wyeth C.P.A. at Main Hurdman Chairman of the Audit Committee at Syracuse University

Gerald Lieberman

Former practicing CPA with Arthur Andersen

Howard Solomon

Previous career as an attorney

Director Experience

Christopher Coughlin

Lead director of Dun & Bradstreet Participated in CEO succession at Dun & Bradstreet and Covidien Director of Covidien Former director of Perrigo, Monsanto, and Interpublic Group

Brenton Saunders

Director of Bausch + Lomb

Gerald Lieberman

Former director of Computershare Former director of AllianceBernstein

Kenneth Goodman

Vice Chairman of the Board at Syracuse University

Lawrence Olanoff, M.D., Ph.D.

Former director of Celsion Corporation

5 Board is Well-Equipped to Guide Forest

Compliance Oversight

Nesli Basgoz, M.D.

Clinical Director of Infectious Disease, Massachusetts General Hospital, responsible care monitoring and antibiotic control

Christopher Coughlin

Chair of Compliance Committee on Covidien BOD

Brenton Saunders

Partner and Head of Compliance Business Advisory Group at PwC

Chief Compliance Officer at Thomas Jefferson University Health System Chair of Compliance Committee

Lester Salans, M.D.

Chair of Compliance Committee on Forest BOD

Experience Buying / Selling Companies

Christopher Coughlin

Separation of Tyco CFO of Pharmacia when acquired by Pfizer Acquisition of Broadview Security (Brinks) by Tyco IPO and spin of Monsanto from Pharmacia

Brenton Saunders

Acquisition of Organon by Schering Plough Acquisition of ISTA by Bausch + Lomb

Howard Solomon

Acquisition of Clinical Data, Cerexa, Nabriva, and other companies by Forest

Gerald Lieberman

Merger of Alliance Capital and Bernstein Divestitures and acquisitions of several AllianceBernstein joint ventures and product lines

Ken Goodman

Multiple acquisitions and dispositions at Wyeth and Forest

Institutional Investor Perspective

Gerald Lieberman

Oversaw investor and public relations at AllianceBernstein Former CFO at Fidelity Investments

Christopher Coughlin

Oversaw investor relations at Pharmacia, Tyco, and Nabisco

Human Resources

Gerald Lieberman

Oversaw human resources at AllianceBernstein and Fidelity Corporate Human Resources Officer at Citicorp

Christopher Coughlin

Participated in CEO succession at Dun & Bradstreet and Covidien

R&D Expertise

Lawrence Olanoff, M.D., Ph.D.

Senior Scientific Advisor to Forest Laboratories Former Chief Scientific Officer at Forest Laboratories Senior Vice President of Clinical R&D at Sandoz Pharmaceutical Corp President and Chief Executive Officer at Celsion Corporation

Lester Salans, M.D.

Former Vice President of Preclinical Research at Sandoz Pharmaceutical Former Director of the National Institutes of Arthritis, Diabetes, Digestive and Kidney Diseases of the National Institutes of Health

Peter Zimetbaum, M.D.

Currently pursuing clinical research for AstraZeneca

6 Committed to Strong Corporate Governance

Recently Enhanced Corporate Governance

Actions Since Last Meeting

Added new independent directors ? Chris Coughlin – Former EVP and CFO of Tyco International

? Gerald Lieberman – Former President and COO of AllianceBernstein

? Brent Saunders – CEO and Director of Bausch & Lomb

Strengthened committees ? Chris Coughlin serves as the chairman of the Audit Committee and is on the Compensation Committee

? Gerald Lieberman serves as chairman of the Nominating and

Governance Committee and is on the Compensation Committee

? Brent Saunders is on the Compensation Committee and the Compliance

Committee

Consulted with outside governance expert ? Forest’s Board of Directors consulted with Harvard Dean Robert C.

Clark, leading authority in corporate governance, following which we further enhanced our corporate governance framework

? Commitment to meet with independent corporate governance expert annually

? Released corporate governance white paper

Enhanced stock ownership guidelines ? The Company’s executive officers hold shares of stock in amounts ranging from 1-6x their annual base salary depending upon seniority

? The Company’s non-employee directors hold shares of stock in amounts equal to 3x their annual retainer fee

Independent, on-going CEO succession process ? Forest has a robust Board-driven CEO succession process in place

— A committee consisting of three new independent directors and the presiding director are leading CEO succession process

— The independent directors have retained Spencer Stuart, a leading executive search and recruitment team to evaluate both internal and external candidates

“Moreover, we find that the Company has made notable strides in its corporate governance, as the Company’s newest independent directors appear to us to have been given significant input in various matters.” – Glass Lewis Report, 8/1/2012, page 17

6 Committed to Strong Corporate Governance

Compensation Practices Independently-Led and Recently Strengthened

Management and directors are invested in company performance and driving long-term shareholder value

Higher component of stock-based compensation as a percentage of total compensation to that of business and proxy peers Higher ownership by CEO and officers than majority of peers

Independent leadership of Compensation Committee

All three new directors added in 2011 are on Compensation Committee

Compensation Committee implemented changes in 2011 including new stock ownership guidelines for directors and senior executives and other changes to further align director and executive pay with shareholder interests including performance units

“…[T]he Company maintains a well-designed executive compensation program and has provided adequate disclosure with respect to its compensation program and policies…”

– Glass Lewis Report, 8/1/2012, page 22

% of Stock-based Compensation / Total Compensation for Top Executives (Average 2007 – 2011)

Business Peers (1)(3)(4)

Forest

Lilly

Pfizer

Merck

Warner Chilcott

69%

50% 49% 47% 46%

40% 50% 60% 70% 80%

Proxy Peers (2)(3)(4)

Forest

Allergan

Endo

Lilly

Pfizer

Merck

Warner Chilcott

69% 62% 57% 50% 49% 47% 46%

40% 50% 60% 70% 80%

% of Stock-based Compensation / Total Compensation for Top Executives

Ownership by CEO and Other Executive Officers/BOD as a % of Total Shares Outstanding

Business Peers (1)(3)(4)

Forest

Warner Chilcott

Lilly

Merck

Pfizer

0% 1% 2% 3% 4% 5%

Proxy Peers (2)(3)(4)

Forest

Warner Chilcott

Allergan

Endo

Lilly

Merck

Pfizer

0% 1% 2% 3% 4% 5%

% of CEO/ Total Shares Outstanding for Top Executives

% of Other Execs. and BOD/ Total Shares Outstanding for Top Executives

Notes

1. Business peer group includes AstraZeneca, GSK, Lilly, Merck, Novartis, Pfizer, Shire and Warner Chilcott; those of which disclose executive compensation in their respective proxy filings are included

2. As per 2012 Proxy Filing

3. Fiscal year ended March 31, 2012 data shown for Forest

4. Proxy peer group includes Allergan, AstraZeneca, Lilly, Endo, Merck, Pfizer, Shire and Warner Chilcott; those of which disclose executive compensation in their respective proxy filings are included

6 Committed to Strong Corporate Governance

CEO Compensation Appropriate and In-Line With Peers

Forest CEO Howard Solomon’s compensation is below median of business and proxy peers in each of the last eight years

— Decreased 2011 versus 2010 and no base salary increase in 2012

Prior share sales pursued for estate planning and asset diversification purposes

— Continues to own significant Forest shares compared to other CEOs of business peers

— No share sales since 2007

— Sales pursued during acceptable trading windows and fully disclosed

— Majority of shares sold from option exercise occurred immediately prior to ten-year option expiry period Proceeds generated by share sales are dwarfed by value achieved by shareholders over similar time period

— $200MM in proceeds from 1994 options exercised in 2004 (i.e. at option expiry) versus market cap appreciation in Forest of $7.4Bn over same time period

CEO Compensation vs. Business Peers (1)(2)(3)(4)

$MM 24.0

18.0 12.0 6.0 0.0

20.5

15.5 13.0 15.0 15.4 14.9

11.9

9.9 8.8

8.5 .0 6.7 6.5 8.3

5.4 6.6

Peer Median: 14.9 Forest Median: 6.8

‘04 ‘05 ‘06 ‘07 ‘08 ‘09 ‘10 ‘11

Annual Forest (4%)(20%) 22% 0% 26% 7%(28%

Change Peers (23%)(17%) 31% 15% 2% 34% )

Forest Forest Median

Business Peer Median Peer Median

CEO Compensation vs. Proxy Peers (2)(3)(4)(5)

$MM 20.0

15.0 10.0 5.0 0.0

14.5 14.6

13.5 13.4 13.7

9.9 11.9

9.1 8.8 8.5

7.0 6.7 6.5 8.3

5.4 6.6

Peer Median: 13.5 Forest Median: .8

‘04 ‘05 ‘06 ‘07 ‘08 ‘09 ‘10 ‘11

Annual Forest (4%)(20%) 22% 0% 26% 7%(3%)

Change Peers (33%) 10% 20% 22%(8%) 8%(6%)

Forest Forest Median

Proxy Peer Median Peer Median

“Forest asserts that the stock sales were merely for estate planning asset diversification purposes. Solomon is 84. The assertion that his thoughts occasionally turn to considerations like estate planning is utterly credible.”

– ISS Report, 7/31/2012, page 14

Notes

1. Business peer group includes AstraZeneca, GSK, Lilly, Merck, Novartis, Pfizer, Shire and Warner Chilcott; those of which disclose executive compensation in their respective proxy filings are included

2. As per proxy filings

3. FY data shifted one CY early in all years for Forest. For example, FY11 displays Forest metrics for the year ended March 31, 2012; add data for peers is calendar year which is same as fiscal year

4. For 2005 and prior, assume that the dollar value of underlying options granted is based on potential realizable value at 5% annual rate of stock appreciation of option term as described in respective filings

5. Proxy peer group includes Allergan, AstraZeneca, Lilly, Endo, Merck, Pfizer, Shire, and Warner Chilcott; those of which disclose executive compensation in their respective proxy filings are included

7 Icahn’s Nominees Are Not Suited for Our Board

Icahn’s Nominees are NOT the Right Answer for Forest Shareholders

We respectfully disagree with ISS’ conclusion that any of Icahn’s nominees are well-qualified to serve on Forest’ Board

Icahn has not demonstrated a need for change, has ignored the positive internally-led developments at Forest, and has failed to articulate any clear proposals for improving the Company’s operations and delivering value to our shareholders

Icahn is engaging in the same aggressive, unconstructive behavior as last year

Icahn has had an open invitation to discuss his ideas or provide feedback since his defeat at last year’s Annual Meeting However, Icahn has not engaged in any discussions outside of the proxy contest

His claims are recycled arguments from last year — which shareholders overwhelmingly rejected in favor of Forest’s strategy, team and track record

He and Eric Ende have cobbled together a slate of less qualified and problematic candidates, who will represent Icahn’s interests above the interests of all shareholders

Eric Ende, whose own compensation arrangement has been called into question in light of corporate governance concerns; who received the lowest amount of votes last year; and, who has restrictive contractual tie-ups with Icahn Andrew Fromkin, who does not qualify as independent under NYSE rules and who has a conflict of interest due to his CVR holdings Pierre Legault, whose recent management roles at Jean Coutu and Rite-Aid Corp have taken place during periods rife with earnings misses, integration missteps and mismanaged investor expectations Daniel Ninivaggi, who lacks relevant healthcare experience, who is one of Icahn’s lieutenants, and who is “over-boarded”

Our Board and management team are focused on driving value for all shareholders

We have delivered on our promises from the 2011 proxy fight for advancing our pipeline, diversifying our therapeutic portfolio, and enhancing corporate governance practices

Forest has the right Board in place to see the Company through this transition period in order to commercialize its late-stage pipeline and deliver superior value to our shareholders

7 Icahn’s Nominees Are Not Suited for Our Board

Icahn’s Nominees Less Qualified than Forest’s Directors

Eric Ende

Received least amount of votes in 2011 proxy fight- only 5.88% excluding Icahn shares

As noted by Glass Lewis, unusual compensation arrangement may structurally incentivize Ende to “swing for the fences” in the first 30 months, creating a conflict of interest with other shareholders Contractual tie-ups with Icahn prevent communications about Forest and Icahn with third parties unless discussed with Icahn first and approved by Icahn Lacks operational experience

Andrew Fromkin

Would not be independent under NYSE director independence standards

As noted by Glass Lewis, CVR ownership from Clinical Data acquisition creates a conflict of interest and misalignment with other shareholders by favoring VIIBRYD promotion at expense of other products or important new product opportunities Forest employee for approximately one month and left company by mutual agreement

Pierre Legault

Poor past track record as director; Cyclacel down 94% during his tenure on Board

Poor track record as an operator, while EVP at The Jean Coutu Group, the company suffered numerous earnings misses and its integration of Eckerd, an effort led by Legault, was fraught with missteps; surprising that ISS chose not to consider this issue Legault only served as OSI Pharmaceutical’s CFO for less than 18 months before OSI was acquired by Astellas Pharma

Daniel Ninivaggi

Lacks healthcare experience and background

Icahn insider and serial nominee; only board experience is of Icahn controlled companies

We disagree with ISS’s analysis that Ninivaggi is not overboarded. If elected, Ninivaggi would serve on six public company boards, which raises concerns about whether he would be able to devote sufficient time and attention to his board commitments Ninivaggi was Executive Vice President, Secretary & General Counsel at Lear where he served as Chief Administrative Officer with direct oversight responsibility for the company’s strategic planning process from August 2006. Lear declared bankruptcy in July 2009 at the end of Ninivaggi’s tenure, only 1.5 months after he resigned from his executive position and agreed to continue in a non-executive position He currently serves as a director at CVR Energy and has previously served as a director at XO Holdings, both Icahn-controlled companies, where press accounts have raised issues related to the treatment of minority shareholders

“Several of the Dissident Nominees have arrangements that could be viewed by some as potential impediments to their objectivity should they be elected to serve on the board.” – Glass Lewis Report, 8/1/2012, page 16

7 Icahn’s Nominees Are Not Suited for Our Board

Even In a Changing Market, Forest Can Replicate In the Future the Success It Achieved In the Past

Forest has well developed commercial expertise and a proven track record

We’ve produced 4 blockbusters

Launched Bystolic into a highly generic market, turning it into our 5th potential blockbuster Have sustained double digit growth rates on Namenda eight years post-launch

We’ve launched 3 products in one year, all of which will reach multi-hundred million sales levels given current sales trends

We effectively access physicians with our sales force

We’ve reached over 80% of high volume, target MDs for our new products

We consistently achieve high awareness levels among prescribing physicians

Awareness levels of targeted physicians for Viibryd and Daliresp were over 80% after just one year

We are effective at persuading MDs to adopt our products

In just one year, Forest convinced over 50,000 MDs to prescribe Viibryd, over 25,000 MDs to prescribe Daliresp, and over 3,000 hospitals to order Teflaro

We consistently secure favorable health plan formulary coverage for our products at sensible and profitable prices for Forest

Broad formulary plan coverage ensures greatest access to primary care physicians and patients for our medications The substantial majority of health plans already have our four most recently launched primary care products on formulary unrestricted (Bystolic, Savella, Daliresp, Viibryd)

Our model, which is flexible and adaptable, has worked, is working, and continues to work

We regularly examine the effect of our promotional strategy and make adjustments as necessary

“[Icahn’s] argument that the company is underperforming is weaker now than it was last year”

– Aaron Gal, Bernstein, 6/20/12

Appendix

Third Party Support for Forest’s Position

“We believe Forest’s strategic approach was well planned and executed”

– Annabel Samimy, Stifel Nicolaus, 6/21/2012

“We were impressed by the cohesive vision of the management team, which has been shepherding the evolution of the company from a three-product story to one with several deep therapeutic verticals and multiple branded products”

– Irina Rivkind, Cantor Fitzgerald, 6/21/2012

“We believe the Company’s core competency in successfully in licensing and marketing products (with its 3,500-person US sales force) remains in focus, with $3 billion in cash at its disposal for additional business development/acquisitions”

– Tim Chiang, CRT Capital Group, 6/21/2012

“Management is transitioning Forest to an even more powerful commercial entity with deep therapeutic verticals, selling synergies, and a bright growth outlook beginning next year.”

– Irina Rivkind, Cantor Fitzgerald, 6/21/2012

Appendix

Third Party Support for Forest’s Position

“We applaud management for not letting the money burn a hole in their pocket and spending it foolishly”

– Damien Conover, Morningstar, 6/28/2012

“Forest has had an amazing success rate with respect to moving its pipeline forward. And it should be commended for this (above normal) success rate”

– Marc Goodman, UBS, 6/21/2012

“Meanwhile, the sales force remains flexible to serve specialties and will soon benefit from a more complete line of products across respective therapeutic categories, enabling future sales force leverage. As such, Forest expects to maintain a similar cost structure going forward”

– Annabel Samimy, Stifel Nicolaus, 7/23/2012

“Forest’s impressive primary care salesforce has been one of the keys to the firm becoming a leader in the specialty pharmaceutical industry and will be critical to the firm’s future growth. The strength of the salesforce has been seen in Bystolic, which has gained significant sales and is still rapidly growing, despite being written off by many as a just another beta-blocker in a highly genericized market. “

– Damien Conover, Morningstar, 4/20/2012

Appendix

Third Party Support for Forest’s Position

“Forest has been wildly successful in getting products through late stage development and approved”

– Frank Pinkerton, SunTrust, 6/20/2012

“Forest’s preparation for the loss of Lexapro has gone about as well as possible for the firm. Recent drug candidates have garnered FDA approvals without issues, and new drug launches are off to strong starts. In addition, the firm has been able to maintain strong growth from in-line products Namenda and Bystolic”

– Damien Conover, Morningstar, 6/09/2012

Appendix

Glass Lewis Support for Forest’s Position

“…[T]he Company has adequately aligned executive pay and corporate performance in the past year”

– Glass Lewis Report, 8/1/2012, page 16

“We note that Daniel Ninivaggi serves as president and CEO of Icahn Enterprises L.P. (the publicly-traded arm of the Icahn Group), while Mr. Ende has provided consulting services to Mr. Icahn in connection with recent proxy contests conducted by the Icahn Group at other biopharmaceutical companies.”

– Glass Lewis Report, 8/1/2012, page 16

“…[T]he arrangement [with Mr. Ende] could be viewed as a potential conflict of interest, as the incentive itself is predicated on Mr. Icahn’s profits on Forest Labs’ stock as opposed to the returns of Forest Labs’ stock as a whole. Further, the structure of the arrangement could potentially encourage Mr. Ende to favor short term gains at the expense of potentially higher returns in the longer run.”

– Glass Lewis Report, 8/1/2012, page 16

Appendix

Glass Lewis Support for Forest’s Position

“…Mr. Fromkin would not be considered independent by NYSE standards if he were to serve on the Company’s board.”

– Glass Lewis Report, 8/1/2012, page 16

“…[W]e recognize that the CVRs could be viewed as a potential conflict of interest, as those rights may incentivize [Mr. Fromkin] to push the Company to promote Viibryd at the expense of other products or opportunities with potentially higher returns.”

– Glass Lewis Report, 8/1/2012, page 16

“…[T]he Company adopted several new policies in hopes to improve incentives used to encourage performance, including the implementation of a new STI plan. In our opinion, this plan, which is set to base limited payouts on pre-determined corporate and individual performance, is a very positive step toward creating a tighter link between executive pay and company performance”

– Glass Lewis Report, 8/1/2012, page 21

Important Additional Information & Forward Looking Information

This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been obtained to use the material as proxy soliciting material.

Forward Looking Information

Except for the historical information contained herein, this document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks and uncertainties, including the difficulty of predicting FDA approvals, the acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, the timely development and launch of new products, and the risk factors listed from time to time in Forest Laboratories’ Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any subsequent SEC filings.

Important Additional Information

Forest Laboratories, its directors, director nominees and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Forest shareholders in connection with the matters to be considered at Forest Laboratories’ 2012 Annual Meeting. Forest Laboratories has filed its definitive proxy statement (as it may be amended, the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with such solicitation of proxies from Forest shareholders. FOREST SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT AND ACCOMPANYING PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of Forest’s directors and executive officers in Forest stock, restricted stock and options is included in their SEC filings on Forms 3, 4 and 5, which can be found at the Company’s website (www.frx.com) in the section “Investors.” More detailed information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the Proxy Statement. Information can also be found in Forest’s Annual Report on Form 10-K for the year ended March 31, 2012, filed with the SEC on May 25, 2012. Shareholders can obtain the Proxy Statement, any amendments or supplements to the Proxy Statement and other documents filed by Forest Laboratories with the SEC for no charge at the SEC’s website at www.sec.gov. Copies are also available at no charge at Forest Laboratories’ website at www.frx.com or by writing to Forest Laboratories at 909 Third Avenue, New York, New York 10022.

Important Additional Information

Use of Non-GAAP Financial Information

Non-GAAP earnings per share information adjusted to exclude certain costs, expenses and other specified items as summarized in the table below. This information is intended to enhance an investor’s overall understanding of the Company’s past financial performance and prospects for the future. This information is not intended to be considered in isolation or as a substitute for earnings per share prepared in accordance with GAAP.

FOREST LABORATORIES, INC. AND SUBSIDIARIES SUPPLEMENTAL FINANCIAL INFORMATION

THREE MONTHS ENDED JUNE 30

2012 2011

Reported earnings per share: $0.21 $0.90

Specified items, per share, net of tax:

Amortization arising from business combinations

and acquisitions of product rights 0.07 0.03

Licensing payment to Blue Ash Therapeutics, LLC

for azimilide 0.14

Adjusted Non-GAAP earnings per share: $0.28 $1.07